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                                                                     EXHIBIT 3.2

                        FIRST CERTIFICATE OF AMENDMENT
                                    TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         CYPRESS COMMUNICATIONS, INC.



     CYPRESS COMMUNICATIONS, INC. (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

     1. This First Certificate of Amendment amends the Amended and Restated Certificate of Incorporation of the Corporation.

     2. The Board of Directors of the Corporation and the requisite majority of each class of outstanding stock of the Corporation entitled to vote thereon duly adopted and approved the amendments set forth herein in compliance with
Section 242 of the DGCL.

     3. Part A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                          "PART A. Authorized Shares
                                   -----------------

          The total number of shares of capital stock which the Corporation shall have authority to issue is 8,392,779.58 shares, consisting of:

          (a) 3,709,941 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"); and

          (b)  4,682,838.58 shares of Common Stock, par value $.001 per share."

     4. Part C of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                    "PART C. Designation of Preferred Stock
                             ------------------------------

          The Corporation hereby designates 1,211,140 shares of Preferred Stock as Series A Preferred Stock, 1,919,188 shares of Preferred Stock as Series B Preferred Stock and 579,613 shares of Preferred Stock as Series B-1 Preferred Stock. Such shares shall have the respective rights and preferences set forth in the Amended and Restated Certificate of Designation of Series A Preferred Stock, Certificate of Designation of Series B Preferred Stock and Certificate of Designation of Series B-1 Preferred Stock attached hereto as Exhibit A and incorporated herein by
                                        ---------
     reference."

     5. The Amended and Restated Certificate of Designation of Series A Preferred Stock, Certificate of Designation of Series B Preferred Stock, and Certificate of Designation of

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Series B-1 Preferred Stock of Cypress Communications, Inc. (attached as Exhibit
                                                                        -------
A to the Amended and Restated Certificate of Incorporation) is hereby amended by
-
deleting the first sentence of the first paragraph thereof and inserting in lieu thereof the following new first sentence of the first paragraph:

          "One Million Two Hundred Eleven Thousand One Hundred Forty (1,211,140) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), One Million Nine Hundred and Nineteen Thousand One Hundred Eighty-Eight (1,919,188) are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), and Five Hundred Seventy Nine Thousand Six Hundred Thirteen (579,613) are hereby designated "Series B-1 Preferred Stock" (the "Series B-1 Preferred")."

     6. The Amended and Restated Certificate of Designation of Series A Preferred Stock, Certificate of Designation of Series B Preferred Stock, and Certificate of Designation of Series B-1 Preferred Stock of Cypress Communications, Inc. (attached as Exhibit A to the Amended and Restated
                                  ---------
Certificate of Incorporation) is hereby further amended by deleting subsection
(c) of Section 1 (Dividend Rights) in its entirety and inserting in lieu thereof the following new subsection (c) of Section 1:

          "(c) So long as any Series B Preferred remains outstanding, (i) without the prior written consent of the holders of a majority of the Series A Preferred and at least 96.7% of the Series B Preferred (excluding for such purposes holders who are Founding Stockholders, whose consent shall not be required), the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any capital stock, other than Series B Preferred or Series B-1 Preferred, of the Corporation; (ii) without the prior written consent of the holders of a majority of the Series B Preferred, except as set forth in Section 4 hereof, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Series B Preferred or Series B-1 Preferred; and (iii) without the prior written consent of the holders of at least 96.7% of the outstanding shares of Series B Preferred the Corporation shall not, directly or indirectly, pay or declare any dividend or make any distribution upon any capital stock of the Corporation. The provisions of this Section 1(c) shall not, however, apply to (i) the acquisition of shares of any Junior Stock solely in exchange for shares of any other Junior Stock, (ii) the payment of cash dividends on the Common Stock to the extent that equivalent dividends are paid on the Senior Preferred as provided above, or (iii) any repurchase of any Reserved Employee Stock or Founding Stock from former employees, directors or consultants in connection with termination of employment or service as a director or consultant that is approved by the Corporation's Board of Directors."

     7. The Amended and Restated Certificate of Designation of Series A Preferred Stock, Certificate of Designation of Series B Preferred Stock, and Certificate of Designation of Series B-1 Preferred Stock of Cypress Communications, Inc. (attached as Exhibit A to the Amended and Restated
                                  ---------
Certificate of Incorporation) is hereby further amended by deleting
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Section 7 (Amendment and Waiver) in its entirety and inserting in lieu thereof the following new section 7:

       "7.  Amendment and Waiver.

          No amendment, modification or waiver of any of the terms or provisions of this Amended and Restated Certificate of Designation shall be binding or effective without the prior written consent of the Required Holders and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the Required Holders, provided that any action which would increase or decrease the aggregate number of authorized shares or increase or decrease the par value of the shares of the Series A Preferred, the Series B Preferred or the Series B-1 Preferred, as the case may be, or alter or change any of the powers, preferences or special rights of the Series A Preferred, the Series B Preferred or the Series B-1 Preferred, as the case may be, so as to affect them adversely shall require the consent of the holders of at least 80% of the outstanding shares of Series A Preferred where such action will affect the Series A Preferred, 96.7% of the outstanding shares of Series B Preferred where such action will affect the Series B Preferred and a majority of the outstanding shares of Series B-1 Preferred where such action will affect the Series B-1 Preferred. Any amendment, modification or waiver of any of the terms or provisions of this Amended and Restated Certificate of Designation made in compliance with this Section 7, whether prospective or retroactively effective, shall be binding upon all holders of Senior Preferred."

     8. The Amended and Restated Certificate of Designation of Series A Preferred Stock, Certificate of Designation of Series B Preferred Stock, and Certificate of Designation of Series B-1 Preferred Stock of Cypress Communications, Inc. (attached as Exhibit A to the Amended and Restated
                                  ---------
Certificate of Incorporation) is hereby further amended by deleting the definition of "Reserved Employee Stock" contained in Section 6 (Certain Definitions) in its entirety and inserting in lieu thereof the following new definition of Reserved Employee Stock:

     "Reserved Employee Stock' means up to 966,530.12 shares of Common Stock issuable to employees, directors or consultants of the Corporation and its Subsidiaries as determined by the Corporation's Board of Directors with vesting and buy-back restrictions approved by the Board of Directors and the holders of Senior Preferred Stock in accordance with the terms of the Stockholders Agreement."


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     IN WITNESS WHEREOF, this First Certificate of Amendment to the Amended and
Restated Certificate of Incorporation has been executed by the duly authorized officer of CYPRESS COMMUNICATIONS, INC. on this 26/th/ day of August, 1999.


                                             CYPRESS COMMUNICATIONS, INC.


                                             By: /s/ Mark A. Graves
                                                 ------------------------
                                                 Mark A. Graves, President